Exhibit 23




          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated February 18, 1994 included in this Form 8-K, into Enron Corp.'s previously filed Registration Statement Nos. 2-90992 (1984 Stock Option
Plan), 2-86917 (Dividend Reinvestment Plan), 33-13397 (Savings Plan), 33-34796 (Savings Plan), 33-52261 (Savings
Plan), 33-13498 (1986 Stock Option Plan), 33-35065 (Employee Stock Ownership Plan), 33-43324 ($300 million Debt Securities), 33-50641 (Enron Corp. Debt Securities and
Second Preferred Stock and Enron Capital LLC Preferred Shares), 33-27893 (1988 Stock Option Plan), 33-46459 ($700
million Senior Subordinated Debt Securities), 33-55580 (569,354 Shares of Common Stock), 33-54132 (395,935 Shares
of Common Stock), 33-52768 (Enron Corp. 1991 Stock Plan), 33-49839 (1,253,768 Shares of Common Stock), and 33-52143
(955,640 Shares of Common Stock). It should be noted that we have not audited any financial statements of Enron Corp. subsequent to December 31, 1993 or performed any audit procedures subsequent to the date of our report.





                              ARTHUR ANDERSEN & CO.





Houston, Texas
March 1, 1994